SLM Student Loan Trust 2004-3
Quarterly Servicing Report
Report Date: 12/31/2004	Reporting Period: 10/01/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics				9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance			$2,851,637,378.07	$(42,670,075.12)	$2,808,967,302.95
	ii	Interest to be Capitalized			7,564,477.03		7,756,825.03
	iii	Total Pool			$2,859,201,855.10		$2,816,724,127.98
	iv	Specified Reserve Account Balance			7,148,004.64		7,041,810.32
	v	Capitalized Interest			32,000,000.00		32,000,000.00

	vi	Total Adjusted Pool			$2,898,349,859.74		$2,855,765,938.30
B	i	Weighted Average Coupon (WAC)			4.957%		4.940%
	ii	Weighted Average Remaining Term			262.04		260.86
	iii	Number of Loans			150,298		148,290
	iv	Number of Borrowers			95,856		94,323
	v	Aggregate Outstanding Principal Balance — T-Bill			$709,047,817.22		$689,462,339.89
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$2,150,154,037.88		$2,127,261,788.09

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 10/25/04	Balance 1/25/05
C	i	A-1 Notes	78442GLD6	-0.010%	1.00000	$144,770,859.74	$102,186,938.30
	ii	A-2 Notes	78442GLE4	0.010%	1.00000	$421,000,000.00	$421,000,000.00
	iii	A-3 Notes	78442GLF1	0.090%	1.00000	$376,000,000.00	$376,000,000.00
	iv	A-4 Notes	78442GLG9	0.130%	1.00000	$439,000,000.00	$439,000,000.00
	v	A-5 Notes	78442GLH7	0.170%	1.00000	$701,121,000.00	$701,121,000.00
	vi	A-6A* Notes	XS0188433238	0.180%	1.81100	£200,000,000.00	£200,000,000.00
	vii	A-6B* Notes	XS0188433402	0.180%	1.81100	£200,000,000.00	£200,000,000.00
	viii	B Notes	78442GLJ3	0.470%	1.00000	$92,058,000.00	$92,058,000.00

	Reserve Account				10/25/2004		1/25/2005
D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)					$—
	iii	Specified Reserve Acct Balance ($)			$7,148,004.64		$7,041,810.32
	iv	Reserve Account Floor Balance ($)			$4,509,772.00		$4,509,772.00
	v	Current Reserve Acct Balance ($)			$7,148,004.64		$7,041,810.32

	Other Accounts				10/25/2004		1/25/2005
E	i	Remarketing Fee Account			$—		$—
	ii	Capitalized Interest Account			$32,000,000.00		$32,000,000.00
	iii	Principal Accumulation Account			$—		$—
	iv	Supplemental Interest Account			$—		$—
	v	Investment Reserve Account			$—		$—
	vi	Investment Premium Purchase Account			$—		$—

	Asset/Liability				10/25/2004		1/25/2005
F	i	Total Adjusted Pool			$2,898,349,859.74		$2,855,765,938.30
	ii	Total USD equivalent Notes			$2,898,349,859.74		$2,855,765,938.30
	iii	Difference			$(0.00)		$—
	iv	Parity Ratio			1.00000		1.00000

*A-6A and A-6B Notes are denominated in Pounds Sterling

II. 2004-3 Transactions from: 10/1/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$48,435,918.82
	ii	Principal Collections from Guarantor	5,683,328.35
	iii	Principal Reimbursements	157,412.09
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$54,276,659.26

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$52,611.34
	ii	Capitalized Interest	(11,659,195.48)

	iii	Total Non-Cash Principal Activity	$(11,606,584.14)

C	Total Student Loan Principal Activity		$42,670,075.12

D	Student Loan Interest Activity
	i	Regular Interest Collections	$20,637,225.75
	ii	Interest Claims Received from Guarantors	362,081.88
	iii	Collection Fees/Returned Items	13,587.41
	iv	Late Fee Reimbursements	305,982.16
	v	Interest Reimbursements	4,051.98
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	3,490,628.96
	viii	Subsidy Payments	1,650,245.19

	ix	Total Interest Collections	$26,463,803.33

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,145.67)
	ii	Capitalized Interest	11,659,195.48

	iii	Total Non-Cash Interest Adjustments	$11,658,049.81

F	Total Student Loan Interest Activity		$38,121,853.14

G	Non-Reimbursable Losses During Collection Period		$50,347.21

H	Cumulative Non-Reimbursable Losses to Date		$55,546.55

III. 2004-3 Collection Account Activity 10/1/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$32,189,906.07
	ii	Consolidation Principal Payments	21,929,341.10
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(281.03)
	vi	Re-purchased Principal	157,693.12

	vii	Total Principal Collections	$54,276,659.26

B	Interest Collections
	i	Interest Payments Received	$25,969,264.44
	ii	Consolidation Interest Payments	170,917.34
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	3,429.32
	vi	Re-purchased Interest	622.66
	vii	Collection Fees/Return Items	13,587.41
	viii	Late Fees	305,982.16

	ix	Total Interest Collections	$26,463,803.33

C	Other Reimbursements		$514,020.63

D	Reserves In Excess of the Requirement		$106,194.32

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$431,415.34

M	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$81,792,092.88

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,369,222.91)
		Consolidation Loan Rebate Fees	$(7,187,768.28)

N	NET AVAILABLE FUNDS		$72,235,101.69

O	Servicing Fees Due for Current Period		$1,174,444.19

P	Carryover Servicing Fees Due		$—

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$1,199,444.19

IV. 2004-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	6/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	4.879%	4.838%	104,833	103,226	69.750%	69.611%	$1,836,654,622.62	$1,818,238,994.71	64.407%	64.730%
31-60 Days Delinquent	5.871%	5.765%	4,262	4,691	2.836%	3.163%	76,799,955.07	86,105,744.83	2.693%	3.065%
61-90 Days Delinquent	6.089%	5.967%	2,176	2,537	1.448%	1.711%	41,024,999.51	46,963,738.70	1.439%	1.672%
91-120 Days Delinquent	6.191%	6.372%	1,201	1,326	0.799%	0.894%	22,269,955.02	23,692,187.70	0.781%	0.843%
> 120 Days Delinquent	6.242%	6.622%	3,402	2,809	2.264%	1.894%	62,592,452.18	51,496,667.43	2.195%	1.833%

Deferment
Current	4.658%	4.667%	15,072	14,971	10.028%	10.096%	357,464,139.46	345,450,249.38	12.535%	12.298%

Forbearance
Current	4.996%	5.004%	19,201	18,440	12.775%	12.435%	451,589,221.80	431,473,184.44	15.836%	15.361%

TOTAL REPAYMENT	4.954%	4.936%	150,147	148,000	99.900%	99.804%	$2,848,395,345.66	$2,803,420,767.19	99.886%	99.803%
Claims in Process (1)	7.611%	7.188%	151	290	0.100%	0.196%	$3,242,032.41	$5,546,535.76	0.114%	0.197%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	4.957%	4.940%	150,298	148,290	100.000%	100.000%	$2,851,637,378.07	$2,808,967,302.95	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-3 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period						$33,040,132.42

B	Interest Subsidy Payments Accrued During Collection Period						1,627,490.46

C	SAP Payments Accrued During Collection Period						6,276,799.04

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)						431,415.34

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)						0.00

F	Consolidation Loan Rebate Fees						(7,187,768.28)

G	Net Expected Interest Collections						$34,188,068.98

H	Interest Rate Cap Payments Due to the Trust						Cap

	i	Cap Notional Amount					$440,000,000.00
	ii	Libor (Interpolated first period)					2.10000%
	iii	Cap %					5.00000%

	iv	Excess Over Cap ( ii-iii)					0.00000%

	v	Cap Payments Due to the Trust					$0.00

I USD/GBP Interest Rate Swap

		Swap Payments
						A-6A Swap	A-6B Swap

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)			$362,200,000	$362,200,000
		ii	3 Month USD-LIBOR			2.10000%	2.10000%
		iii	Spread			0.18800%	0.18910%

		iv	Pay Rate			2.28800%	2.28910%
		v	Gross Swap Payment Due Counterparty			$2,117,823.64	$2,118,841.83
		vi	Days in Period	10/25/04	01/25/05	92	92

		Counterparty Pays:
		i	Notional Swap Amount (GBP)			£200,000,000.00	£200,000,000.00
		ii	3 Month GBP-LIBOR + 0.18%			5.07875%	5.07875%
		iii	Gross Swap Receipt Due Paying Agent			£2,560,246.58	£2,560,246.58
		iv	Days in Period	10/25/04	01/25/05	92	92

VI. 2004-3 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.005341111	(10/25/04–1/25/05)	2.09000%	LIBOR

B	Class A-2 Interest Rate	0.005392222	(10/25/04–1/25/05)	2.11000%	LIBOR

C	Class A-3 Interest Rate	0.005596667	(10/25/04–1/25/05)	2.19000%	LIBOR

D	Class A-4 Interest Rate	0.005698889	(10/25/04–1/25/05)	2.23000%	LIBOR

E	Class A-5 Interest Rate	0.005801111	(10/25/04–1/25/05)	2.27000%	LIBOR

F	Class A-6A Interest Rate	0.012801233	(10/25/04–1/25/05)	5.07875%	GBP-LIBOR

G	Class A-6B Interest Rate	0.012801233	(10/25/04–1/25/05)	5.07875%	GBP-LIBOR

H	Class B Interest Rate	0.006567778	(10/25/04–1/25/05)	2.57000%	LIBOR

VII. 2004-3 Inputs From Prior Quarter 9/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,851,637,378.07
	ii	Interest To Be Capitalized	7,564,477.03

	iii	Total Pool	$2,859,201,855.10
	iv	Specified Reserve Account Balance	7,148,004.64
	v	Capitalized Interest Account	32,000,000.00

	vi	Total Adjusted Pool	$2,898,349,859.74

B	Total Note and Certificate Factor		0.9445251
C	Total Note Balance		$2,898,349,859.74

D	Note Balance 10/25/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6A	Class A-6B	Class B

	i	Current Factor	0.4595900	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$144,770,859.74	$421,000,000.00	$376,000,000.00	$439,000,000.00	$701,121,000.00	£200,000,000.00	£200,000,000.00	$92,058,000.00
E	Note Principal Shortfall		$-	$-	$-	$-	$-	£-	£-	$-
F	Interest Shortfall		$-	$-	$-	$-	$-	£-	£-	$-
G	Interest Carryover		$-	$-	$-	$-	$-	£-	£-	$-

H	Reserve Account Balance		$7,148,004.64
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-3 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 4/27/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N )		$72,235,101.69	$72,235,101.69

B	Primary Servicing Fees-Current Month		$1,174,444.19	$71,060,657.50

C	Administration Fee		$25,000.00	$71,035,657.50

D	Aggregate Quarterly Funding Amount		$0.00	$71,035,657.50

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$773,237.25	$70,262,420.25
	ii	Class A-2	$2,270,125.56	$67,992,294.69
	iii	Class A-3	$2,104,346.67	$65,887,948.02
	iv	Class A-4	$2,501,812.22	$63,386,135.80
	v	Class A-5	$4,067,280.82	$59,318,854.98
	vi	Class A-6A USD payment to the swap counterparty	$2,117,823.64	$57,201,031.33
	vii	Class A-6B USD payment to the swap counterparty	$2,118,841.83	$55,082,189.51

		Total	$15,953,467.99

F	Class B Noteholders’ Interest Distribution Amount		$604,616.48	$54,477,573.03

G	Noteholder’s Principal Distribution Amounts Paid
	i	Class A-1	$42,583,921.44	$11,893,651.59
	ii	Class A-2	$0.00	$11,893,651.59
	iii	Class A-3	$0.00	$11,893,651.59
	iv	Class A-4	$0.00	$11,893,651.59
	v	Class A-5	$0.00	$11,893,651.59
	vi	Class A-6A USD payment to the swap counterparty	$0.00	$11,893,651.59
	vii	Class A-6B USD payment to the swap counterparty	$0.00	$11,893,651.59

		Total	$42,583,921.44

H	Supplemental Interest Account Deposit		$0.00	$11,893,651.59

I	Investment Reserve Account Required Amount		$0.00	$11,893,651.59

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$11,893,651.59

K	Increase to the Specified Reserve Account Balance		$0.00	$11,893,651.59

L	Investment Premium Purchase Account Deposit		$0.00	$11,893,651.59

M	Carryover Servicing Fees		$0.00	$11,893,651.59

N	Remaining Swap Termination Fees		$0.00	$11,893,651.59

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$11,893,651.59

	Excess to Excess Distribution Certificate Holder		$11,893,651.59	$0.00

X. 2004-3 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$7,148,004.64
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$7,148,004.64
	iv	Required Reserve Account Balance	$7,041,810.32
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve - Release to Collection Account	$106,194.32

	vii	End of Period Account Balance	$7,041,810.32

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$32,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$—
	iii	End of Period Account Balance	$32,000,000.00

C	Remarketing Fee Account		Class A-6A	Class A-6B	Account Total

	i	Next Reset Date	10/25/2013	1/27/2014
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—

	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

D	Accumulation Accounts
	i	Accumulation Account Beginning Balance	$—
	ii	Principal deposits for payment on the next Reset Date	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—

	iv	Ending Accumulation Account Balance	$—

E	Supplemental Interest Account
	i	Three Month Libor Determined (Interpolation for initial period)	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a
	iv	Supplemental Interest Account Beginning Balance	$—
	v	Funds Released into Collection Account	$—
	vi	Number of Days Through Next Reset Date	3195
	vii	Supplemental Interest Account Deposit Amount	n/a

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$—
	ii	Required Quarterly Deposit	$—
	iii	Carryover amounts from previous periods	$—
	iv	Eligible Investments Purchase Premium Paid	$—
	v	Funds Released into Collection Account	$—

	vi	End of Period Account Balance	$—

G	Investment Reserve Account
	i	Balance	$—
	ii	Requirement	$—
	iii	Funds Released into Collection Account	$—
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-3 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6A	Class A-6B	Class B
	i	Quarterly Interest Due	$773,237.25	$2,270,125.56	$2,104,346.67	$2,501,812.22	$4,067,280.82	£2,560,246.58	£2,560,246.58	$604,616.48
	ii	Quarterly Interest Paid	773,237.25	2,270,125.56	2,104,346.67	2,501,812.22	4,067,280.82	2,560,246.58	2,560,246.58	604,616.48

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£—	£—	$0.00

	vii	Quarterly Principal Due	$42,583,921.44	$0.00	$0.00	$0.00	$0.00	£—	£—	$0.00
	viii	Quarterly Principal Paid	42,583,921.44	0.00	0.00	0.00	0.00	—	—	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£—	£—	$0.00

	x	Total Distribution Amount	$43,357,158.69	$2,270,125.56	$2,104,346.67	$2,501,812.22	$4,067,280.82	£2,560,246.58	£2,560,246.58	$604,616.48

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 12/31/2004	$2,898,349,859.74
	ii	Adjusted Pool Balance 12/31/2004	2,855,765,938.30

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$42,583,921.44

	iv	Adjusted Pool Balance 9/30/2004	$2,898,349,859.74
	v	Adjusted Pool Balance 12/31/2004	2,855,765,938.30

	vi	Current Principal Due (iv-v)	$42,583,921.44
	vii	Principal Shortfall from Previous Collection Period	0.00

	viii	Principal Distribution Amount (vi + vii)	$42,583,921.44

	ix	Principal Distribution Amount Paid	$42,583,921.44
	x	Principal Shortfall (viii - ix)	$—

C	Note Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	78442GLD6	$144,770,859.74	$102,186,938.30
		A-1 Note Pool Factor		0.4595900	0.3244030

	ii	A-2 Note Balance	78442GLE4	$421,000,000.00	$421,000,000.00
		A-2 Note Pool Factor		1.0000000	1.0000000

	iii	A-3 Note Balance	78442GLF1	$376,000,000.00	$376,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GLG9	$439,000,000.00	$439,000,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	A-5 Note Balance	78442GLH7	$701,121,000.00	$701,121,000.00
		A-5 Note Pool Factor		1.0000000	1.0000000

	vi	A-6A Note Balance	XS0188433238	£200,000,000.00	£200,000,000.00
		A-6A Note Pool Factor		1.0000000	1.0000000

	vii	A-6B Note Balance	XS0188433402	£200,000,000.00	£200,000,000.00
		A-6B Note Pool Factor		1.0000000	1.0000000

	viii	B Note Balance	78442GLJ3	$92,058,000.00	$92,058,000.00
		B Note Pool Factor		1.0000000	1.0000000

XII. 2004-3 Historical Pool Information

			10/1/04-12/31/04	7/1/04-9/30/04	02/27/04-06/30/04
Beginning Student Loan Portfolio Balance			$2,851,637,378.07	$2,906,365,381.64	$2,999,505,240.41

	Student Loan Principal Activity
	i	Regular Principal Collections	$48,435,918.82	$57,000,804.22	$53,481,365.07
	ii	Principal Collections from Guarantor	5,683,328.35	3,076,363.75	1,690,585.79
	iii	Principal Reimbursements	157,412.09	5,688,512.04	53,425,550.63
	iv	Other System Adjustments	—	—	—

	v	Total Principal Collections	$54,276,659.26	$65,765,680.01	$108,597,501.49
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$52,611.34	$(1,787.88)	$4,345.21
	ii	Capitalized Interest	(11,659,195.48)	(11,035,888.56)	(15,461,987.93)

	iii	Total Non-Cash Principal Activity	$(11,606,584.14)	$(11,037,676.44)	$(15,457,642.72)

(-)	Total Student Loan Principal Activity		$42,670,075.12	$54,728,003.57	$93,139,858.77

	Student Loan Interest Activity
	i	Regular Interest Collections	$20,637,225.75	$21,944,668.82	$31,178,658.56
	ii	Interest Claims Received from Guarantors	362,081.88	113,572.55	36,631.96
	iii	Collection Fees/Returned Items	13,587.41	5,751.93	1,422.38
	iv	Late Fee Reimbursements	305,982.16	325,287.64	360,828.06
	v	Interest Reimbursements	4,051.98	27,394.65	233,581.30
	vi	Other System Adjustments	—	—	—
	vii	Special Allowance Payments	3,490,628.96	1,843,612.26	529,258.71
	viii	Subsidy Payments	1,650,245.19	1,535,625.33	531,013.13

	ix	Total Interest Collections	$26,463,803.33	$25,795,913.18	$32,871,394.10

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,145.67)	$225.26	$(1,338.67)
	ii	Capitalized Interest	11,659,195.48	11,035,888.56	15,461,987.93

	iii	Total Non-Cash Interest Adjustments	$11,658,049.81	$11,036,113.82	$15,460,649.26

	Total Student Loan Interest Activity		$38,121,853.14	$36,832,027.00	$48,332,043.36
(=)	Ending Student Loan Portfolio Balance		$2,808,967,302.95	$2,851,637,378.07	$2,906,365,381.64
(+)	Interest to be Capitalized		$7,756,825.03	$7,564,477.03	$6,519,574.31

(=)	TOTAL POOL		$2,816,724,127.98	$2,859,201,855.10	$2,912,884,955.95

(+)	Reserve Account Balance		$7,041,810.32	$7,148,004.64	$7,282,212.39

(+)	Capitalized Interest		$32,000,000.00	$32,000,000.00	$32,000,000.00

(=)	Total Adjusted Pool		$2,855,765,938.30	$2,898,349,859.74	$2,952,167,168.34

10

XIII. 2004-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-04	$2,912,884,956	6.41%

Oct-04	$2,859,201,855	6.16%

Jan-05	$2,816,724,128	5.61%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.